Exhibit 4.1

LOAN AGREEMENT

Loan Agreement, dated December 3, 2012, between OXIS INTERNATIONAL INC., a Delaware corporation (the "Company"), and each lender whose name appears on the signature page at the end hereof (separately a "Lender" and, collectively the "Lenders").  The Company wants to borrow from each Lender and each Lender wishes to lend the Company $175,000 upon the terms and subject to the conditions set forth in this Agreement.

ARTICLE I

DEFINITIONS

Section 1.  Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Security Agreement, which meanings shall survive the termination of the Security Agreement.  For the purposes of this Agreement:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a two year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

"Commitment" means $350,000 as such amount may be reduced from time to time pursuant to the terms hereof.

"Default" shall mean any event or condition the occurrence of which constitutes or would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

"Event of Default" means any of the events specified in Section 8.01 hereof.

“Forbearance Agreement” means the Forbearance and Standstill Agreement, dated as of May 15, 2012 among the Company and Bristol Investment Fund Ltd., as amended, modified or supplemented from time to time in accordance with its terms.

“Increase Amendment” means the certificate of amendment to the Company’s certificate of incorporation with the State of Delaware by which the Company either (a) increases the number of authorized shares of common stock to an amount sufficient to allow conversion of any existing convertible obligations, warrants or stock options of the Company or (b) reduces by way of a reverse stock split the number of then outstanding shares of the common stock such that the number of shares then currently authorized is sufficient to allow conversion of all existing convertible obligations, warrants or stock options of the Company.

"Loan Documents" means this Agreement, the Note, the Security Agreement and any other document or instrument executed and delivered by the Company in connection herewith or therewith.

"Loans" shall have the meaning set forth in Section 2.01.

"Material Adverse Effect" means a material, adverse effect on the business operations and/or financial condition of the Company and/or which would otherwise impair the ability of the Company to perform its obligations hereunder.

"Note" means a promissory note of the Company in favor of each Lender in substantially the form of Exhibit A attached hereto.

"Notice of Borrowing" means a notice given by the Company to each Lender in accordance with Section 2.03 hereof that it intends to borrow a Loan hereunder, such notice to be in substantially the form of Exhibit B attached hereto.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Loans and (b) the Indebtedness existing on the date of this Agreement.

"Permitted Liens" means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien and (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (b) thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement dated the date hereof from the Company to the Lenders, substantially in the form of Exhibit C attached hereto.

"Termination Date" shall mean the earlier of (i) May 1, 2013, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII hereof.

ARTICLE II

LOANS

Section 2.01.  Loans.  Subject to the terms and conditions of this Agreement, each Lender shall make loans (each a "Loan" and collectively, the "Loans") to the Company from time to time during the period from the date hereof through January 31, 2013; provided, however, that the aggregate principal amount of Loans shall not exceed the Commitment and provided further that the aggregate amount of Loans made in December shall not exceed $280,000 ($140,000 by each Lender) and the aggregate amount of Loans made in January shall not exceed $70,000 ($35,000 by each Lender).  The Commitment shall be reduced by the principal amount of each Loan.

Section 2.02.  Repayment of Loans.  The principal balance of the Loans shall be repaid in two monthly installments due and payable on the first day of April and the first day of May, 2013.  The first such installment shall be in an amount equal to 25.7143% of the principal balance of the Loans and the final installment shall be equal to the remaining principal balance of the Loans.  Notwithstanding the foregoing, on the Termination Date, the principal amount of the Loans then outstanding shall be due and payable in full.  Once repaid, the Loans may not be reborrowed.

Section 2.03.  Borrowings.  If the Company desires to make a borrowing it shall give each Lender written notice thereof pursuant to a Notice of Borrowing.  The Notice of Borrowing shall, among other things, (i) specify the principal amount of the Loan to be borrowed from each Lender (not to exceed in any month the limitation imposed in Section 2.01, (ii) specify the date such Loan is to be borrowed and (iii) set forth disbursement instructions relating to such Loan.  Each Notice of Borrowing shall be delivered to each Lender before 10:00 a.m. on the date five Business Days prior to the date of any borrowing hereunder.

Section 2.04.  Disbursements.  Not later than 12:00 noon on the date specified in the Notice of Borrowing, and provided that the applicable conditions precedent set forth in Article IV hereof have been satisfied or waived by each Lender, each Lender shall make available the amount of the Loan in immediately available funds, in the manner specified in the Notice of Borrowing to which such Loan relates.

Section 2.05.  Note.  The obligation of the Company to repay the Loans shall also be evidenced by the Note executed by the Company in favor of each Lender.

ARTICLE III

INTEREST, FEES AND OTHER PROVISIONS

Section 3.01.  Interest. The Company shall pay interest (calculated on the basis of a year of 365 days and the actual number of days elapsed) on the unpaid principal amount of each Loan for each day from the date of disbursement until such Loan is paid (whether upon demand, at maturity, by reason of acceleration or otherwise) at a rate per annum equal to 18%.  Unless otherwise provided herein, such interest shall be payable monthly in arrears on the first Business Day of each calendar month, commencing on the first such date after the date of disbursement.

Section 3.02.  Payments. All payments of principal and interest owing under this Agreement and the other Loan Documents shall be made to each Lender by ACH (automatic clearing house) direct payment from the Company’s account at Bank of America, N.A. (“BofA”).  Copies of the instructions establishing such ACH payments shall be delivered to the Lenders at the time the first Loan is made hereunder. All such payments shall be made by the Company in full in accordance with the terms of this Agreement and the other Loan Documents without any reduction or offset.

Section 3.03. Common Stock. The Company shall deliver to, or as directed by, each Lender, shares of common stock of the Company in an amount equal to 66,666.67 shares for each $1,000 of principal amount disbursed to the Company by each Lender. All such common stock shall be “restricted stock” as defined in the Securities Act. The number of shares to be delivered shall be subject to adjustment in the event the Board of Directors of the Company authorizes the previously shareholder approved reverse-stock split between the date hereof and the date such shares are to be issued hereunder. By way of example, if the Company were to approve a 1 for 20 split then each $1,000 of principal amount of loan thereafter disbursed would receive 3,333.33 shares.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01.  Conditions Precedent to the Loans.  The obligation of each Lender to make the initial Loan is subject to the condition that each Lender shall have received each of the following documents, each of which shall be satisfactory in form and substance to each Lender:

(a)           This Agreement, the Note and the Security Agreement executed and delivered by the Company;

(b)           Shares of common stock of the Company in an amount equal to 66,666.67 shares for each $1,000 of principal amount disbursed to the Company by each Lender;

(c)           Copies of the instructions establishing ACH payments from BofA to the Lenders; and

(d)           Such other documents and instruments as each Lender may reasonably request.

Section 4.02.  Additional Conditions Precedent for Each Loan.  The obligation of each Lender to make Loans is subject to the further conditions precedent that, as of the date of each such Loan and after giving effect thereto:  (a) no Default or Event of Default shall have occurred and be continuing; (b) the representations and warranties made by the Company in Article V hereof shall be true on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except for such changes expressly permitted under this Agreement; and (c) no material and adverse change has occurred in the operations or condition, financial or otherwise, of the Company since the date of the most recent Loan.  Each Notice of Borrowing delivered by the Company to each Lender hereunder and/or each borrowing of a Loan hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such instrument and as of the date of such borrowing).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01.  Representations and Warranties of the Company.  The Company represents and warrants to each Lender as follows:

(a)           Authorization of Loan Documents and Borrowings/Compliance with Laws/Contravention with Other Documents.  The Company has the right and power, and has taken all necessary corporate action to authorize it, to borrow hereunder and to execute, deliver and perform the Loan Documents in accordance with their respective terms.  The Loan Documents have been duly executed and delivered by the Company and each is a legal, valid and binding obligation of the Company enforceable in accordance with its terms.  The Company is in compliance with all Laws binding upon it and its properties where the non-compliance with which would have a Material Adverse Effect.  The execution and delivery by the Company of the Loan Documents do not require any Consent except such as have been previously obtained and do not conflict with, and will not result in a breach of, any contract, agreement or other document or instrument to which the Company is a party.

(b)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 5.01(b).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Loan Documents shall be disregarded.

(c)           Organization and Qualification.  Except as set forth on Schedule 5.01(b), the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Except as set forth on Schedule 5.01(b), each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Loan Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Loan Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(d)                 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Loan Documents and otherwise to carry out its obligations hereunder and thereunder.  Subject to filing the Increase Amendment with the State of Delaware, the execution and delivery of each of the Loan Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals.  Each Loan Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e)                 No Conflicts.  Subject to filing the Increase Amendment with the State of Delaware, the execution, delivery and performance by the Company of the Loan Documents and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise)

or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(f)                 Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Loan Documents, other than: (i) the notice and/or application(s), if any, to each applicable Trading Market for the issuance and sale of the Common Stock and the listing of the Underlying Shares for trading thereon in the time and manner required thereby and (ii) filings, if any, with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(g)                 Issuance of the Common Stock.  The Common Stock is duly authorized and, when issued in accordance with the applicable Loan Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Loan Documents.

(h)                 Capitalization.  The capitalization of the Company is as set forth on Schedule 5.01(h), which Schedule 5.01(h) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 5.01(h), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  Except as set forth on Schedule 5.01(h), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Loan Documents.  Except as set forth on Schedule 5.01(h), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 5.01(h), the issuance of the Common Stock will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i)                 SEC Reports; Financial Statements.  Except as set forth on Schedule 5.01(i), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.   Except as set forth on Schedule 5.01(i), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j)                 Material Changes; Undisclosed Events, Liabilities or Developments.  Except as set forth on Schedule 5.01(j), since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Common Stock contemplated by this Agreement or as set forth on Schedule 5.01(j), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Business Day prior to the date that this representation is made.

(k)                 Litigation.  Except as set forth on Schedule 5.01(k), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Loan Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)                 Labor Relations.  Except as set forth on Schedule 5.01(l), no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  Except as set forth on Schedule 5.01(l), no executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)                 Compliance.  Except as set forth on Schedule 5.01(m), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(n)                 Regulatory Permits.  Except as set forth on Schedule 5.01(n), the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)                 Title to Assets.  Except as set forth on Schedule 5.01(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)                 Patents and Trademarks.  Except as set forth on Schedule 5.01(p), the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)                 Insurance.  Except as set forth on Schedule 5.01 (q), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)                 Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)                 Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i)

transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t)                 Certain Fees.  Except as set forth on Schedule 5.01(t), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Loan Documents.  The Lenders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Loan Documents.

(u)                 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Common Stock, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)                 Registration Rights.  Except as set forth on Schedule 5.01(v), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)                 Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the

Company received any notification that the Commission is contemplating terminating such registration.  Except as set forth on Schedule 5.01(w), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)                 Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Lenders as a result of the Lenders and the Company fulfilling their obligations or exercising their rights under the Loan Documents, including without limitation as a result of the Company’s issuance of the Common Stock and the Lenders’ ownership of the Common Stock.

(y)                 Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Loan Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Lenders or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Lenders will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Lenders regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Lender makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 6.01 hereof.

(z)                 No Integrated Offering. Assuming the accuracy of the Lenders’ representations and warranties set forth in Section 6.01, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Common Stock to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)                 Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the Loans made hereunder: (i) the fair saleable value of the Company’s assets does not exceed the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would not be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 5.01(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)                 Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect and except as set forth on Schedule 5.01(bb), the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc)                 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Common Stock by any form of general solicitation or general advertising.  The Company has offered the Common Stock only to the Lenders.

(dd)                 Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)                 Accountants.  The Company’s accounting firm is set forth on Schedule 5.01(ee) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act and (ii) expressed its opinion with respect to the financial statements included in the Company’s Annual Report for the year ended December 31, 2011.

(ff)                 Seniority.  Except as set forth on Schedule 5.01(ff), as of the Closing Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(gg)                 No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Loan Documents.

(hh)                 Acknowledgment Regarding Lenders’ Acquisition of Common Stock.  The Company acknowledges that no Lender is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Loan Documents and the transactions contemplated thereby and any advice given by any Lender or any of their respective representatives or agents in connection with the Loan Documents and the transactions contemplated thereby is merely incidental to the Lenders’ making of the Loans and acquisition of the Common Stock.  The Company further represents to each Lender that the Company’s decision to enter into this Agreement and the other Loan Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii)                 Acknowledgment Regarding Lender’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Lenders have been asked by the Company to agree, nor has any Lender agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Common Stock for any specified term, (ii) past or future open market or other transactions by any Lender, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Lender, and counter-parties in “derivative” transactions to which any such Lender is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Lender shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction..  The Company further understands and acknowledges that (y) one or more Lenders may engage in hedging activities at various times during the period that the Common Stock are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Common Stock are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Loan Documents. In making the acknowledgements contained in this Section 5.01(ii), the Company is not expressing any view as to the legality of such actions by the Lenders.

(jj)                 Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Stock, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Common Stock, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Common Stock.

(kk)                 FDA.  As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect.  There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect.  The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(ll)                 Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

Section 5.02.  Survival of Representations and Warranties, etc.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company to each Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate or other instrument delivered by or on behalf of the Company prior to the date hereof and delivered to each Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of the making of each Loan.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LENDERS

Section 6.01.  Representations and Warranties of Lenders. Each Lender represents and warrants (as to itself only and not as to any other Lender) to the Company as follows:

(a)                 Such Lender is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Loan Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Loan Documents and performance by such Lender of the transactions contemplated by the Loan Documents have been duly authorized by all necessary corporate, partnership, Limited Liability Company or similar action, as applicable, on the part of such Lender.

(b)                 Such Lender understands that the shares of Common Stock received hereunder are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Common Stock as principal for its own account and not with a view to or for distributing or reselling such Common Stock or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Common Stock in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Common Stock in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Lender’s right to sell the Common Stock in compliance with applicable federal and state securities laws).  Such Lender is acquiring the Common Stock hereunder in the ordinary course of its business.

(c)                 Such Lender is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Lender is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

EACH LENDER ACKNOWLEDGES THAT IT HAS BEEN ADVISED THAT THIS IS A HIGHLY SPECULATIVE LOAN, AND THAT THERE IS A HIGH LIKELIHOOD THAT LENDER MAY LOSE MOST OR ALL OF LENDER’S LOAN TO THE COMPANY.

The Company acknowledges and agrees that the representations contained in Section 6.01 shall not modify, amend or affect such Lender’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Loan Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

Section 6.02.  Agreement of Lenders. Each Lender hereby agrees by its execution of this Agreement that it hereby consents to the amendment of the Increase Amendment  covenant contained in its relevant Securities Purchase Agreement to read substantially as follows (with the applicable reference to Debentures, Notes or Warrants meaning those issued pursuant to the relevant Securities Purchase Agreement):

“Increase Amendment. Prior to March 30, 2013, the Company shall either (a) complete a reverse stock split in order to have a sufficient number of shares to enable conversion or exercise of the Notes, Debentures and the Warrants, or (b) file a proxy or information statement with the Commission (the “Required Filing”) and use its best efforts to obtain, on or before March 30, 2013, such approvals of the Company's stockholders as may be required to issue all of the shares of Common Stock issuable upon conversion or exercise of, or otherwise with respect to, the Notes, Debentures and the Warrants in accordance with Delaware law and any applicable rules or regulations of the Trading Market, through an increase in authorized capital (the "Stockholder Approval").  Upon obtaining the Stockholder Approval and complying with the Required Filing, the Company shall file a certificate of amendment to its certificate of incorporation with the State of Delaware (the “Increase Amendment”).”

ARTICLE VIII

COVENANTS

So long as any of the Loans remain unpaid or this Agreement is in effect:

Section 7.01.  Preservation of Corporate Existence and Similar Matters.  The Company shall preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified and authorized to do business in South Carolina.

Section 7.02.  Compliance with Law.  The Company shall comply with all Law, including the obtaining of all Consents, where the failure to comply with which would have a Material Adverse Effect.

Section 7.03.  No Indebtedness or Liens. Other than Permitted Indebtedness, The Company shall not enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.  Other than Permitted Liens, The

Company shall not enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

Section 7.04.  Stock Repurchases.   The Company shall not repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Agreement.

Section 7.05.  Dividends.    The Company shall not pay cash dividends or distributions on any equity securities of the Company.

Section 7.06.  Affiliated Transactions. The Company shall not enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval).

ARTICLE VIII

DEFAULT

Section 8.01.  Events of Default. Wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall be an Event of Default:

i.           any (x) default in the payment of (A) the principal amount of or interest on any Loan or (B) other fees owing on any Loan or liquidated damages and other amounts owing to a Lender on any Loan, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of defaults under clause (B) above, is not cured within 3 Business Days or (y) any termination of, or modification to, the Company’s ACH payment instructions to BofA without the prior written consent of the Lender affected by such termination or modification;

ii.           the Company shall fail to observe or perform any other covenant or agreement contained in the Loan Agreement or the Security Agreement which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Business Days after notice of such failure sent by the Lender or by any other Lender to the Company and (B) 10 Business Days after the Company has become or should have become aware of such failure;

iii.           except for any obligation described in the Forbearance Agreement, a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv.           any representation or warranty made in the Loan Agreement, or any other report, financial statement or certificate made or delivered to the Lender or any other Lender shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.           the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X)  shall be subject to a Bankruptcy Event;

vi.           except for any obligation set forth in the Forbearance Agreement, the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.           the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction); or

viii.           any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 30 calendar days.

Section 8.02.  Remedies Upon Event of Default. So long as an Event of Default has occurred and remains in effect the outstanding principal amount of any Loan plus accrued but unpaid liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Lender’s election, immediately due and payable in cash.  Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of any Loan, the interest rate on such Loans shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  Upon the payment in full of the all amounts due hereunder and under the Notes, the Lender shall promptly surrender any Note evidencing a Loan hereunder to or as directed by the Company.  In connection with such acceleration described herein, the Lender need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and the Lender shall have all rights as a Lender under this Agreement until such time, if any, as the Lender receives full payment pursuant to this Section 8.02.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

ARTICLE IX

MISCELLANEOUS

Section 9.01.  Notices.  Any and all notices or other communications or deliveries to be provided by the Lender hereunder, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purposes by notice to the Lender delivered in accordance with this Section 9.01.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Lender at the facsimile number or address of the Lender appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Lender.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

Section 9.02. Absolute Obligation. Except as expressly provided herein, no provision of this Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and liquidated damages on any Loan made hereunder at the time, place, and rate, and in the coin or currency, herein prescribed.

Section 9.03. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Loans evidenced by the Notes), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 9.04. Waiver and Amendments.  Any waiver by the Company or the Lender of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of the Company or the Lender to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement on any other occasion.  Any waiver by the Company or the Lender must be in writing.  This Agreement may only be modified, supplements or amended in a written instrument signed by the Company and the Lenders holding at least 67% in interest of the Notes then outstanding.

Section 9.05. Severability.  If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Agreement as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Loan Agreement, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 9.06. Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 9.07. Headings.  The headings contained herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their authorized officers all as of the day and year first above written.

OXIS INTERNATIONAL, INC.

By:
Name:
Title:

LENDER SIGNATURE PAGES TO LOAN AGREEMENT ON FOLLOWING PAGES

[LENDER SIGNATURE PAGES TO OXIS LOAN AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Lender: ________________________________________________________
Signature of Authorized Signatory of Lender: __________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________
Email Address of Authorized Signatory: _____________________________________________
Facsimile Number of Authorized Signatory: __________________________________________
Address for Notice to Lender:

Address for Delivery of Notes and Common Stock for Lender (if not same as address for notice):

Loan Amount: _____________

EIN Number:  _______________________

By:
Name:
Title:

EXHIBIT A

SECURED PROMISSORY NOTE DUE MAY 1, 2013

________________, 201_

FOR VALUE RECEIVED, OXIS International, Inc., a Delaware corporation (the “Company”) having its principal place of business at 468 N. Camden Drive, 2nd Floor, Beverly Hills, CA 90210, hereby promises to pay ____________________________ (the “Lender”) the principal amount of _______________________________________________________ DOLLARS ($___________), plus interest thereon from the date hereof to the date of payment thereon at the rate of 18% per annum. Interest on this Note (the “Note” and, collectively with other Notes issued to evidence the loans made to the Company under the Loan Agreement, the “Notes”) shall be payable in arrears on the first day of each month after the issuance hereof until all amounts loaned under the Loan Agreement has been repaid in full.  This Note is subject to the following additional provisions:

Section 1.                      Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a two year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Event of Default” shall have the meaning set forth in Section 3(a).

“Forbearance Agreement”means the Forbearance and Standstill Agreement, dated as of May 15, 2012 among the Company and Bristol Investment Fund Ltd., as amended, modified or supplemented from time to time in accordance with its terms.

“Fundamental Transaction” shall have the meaning set forth in Section 3(e).

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“Increase Amendment” means the certificate of amendment to the Company’s certificate of incorporation with the State of Delaware by which the Company either (a) increases the number of authorized shares of common stock to an amount sufficient to allow conversion of the Notes or (b) reduces by way of a reverse stock split the number of then outstanding shares of the common stock such that the number of shares then currently authorized is sufficient to allow conversion of the Notes.
.
“New York Courts” shall have the meaning set forth in Section 9(d).

“Original Issue Date” means the date of the first issuance of each of the Notes, regardless of any transfers of any such Note and regardless of the number of instruments which may be issued to evidence such Note.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Notes and (b) the Indebtedness existing on the Original Issue Date.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien and (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (b).

Section 2.                      Interest, Prepayment and Security.  On April 1, 2013, 25.7143% of the principal amount of this Note shall be paid, together with any accrued and unpaid interest thereon, and on May 1, 2013, the then outstanding principal balance of this Note shall be paid, together with any accrued and unpaid interest thereon.  This Note may be prepaid in full or in part at any time without consent of the Lender and without any penalty.  Any

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prepayment of principal shall be applied, first, to the amount due on April 1, 2013, and then to the amount due May 1, 2013. All payments of principal and interest owing under this Note shall be made by ACH (automatic clearing house) direct payment from the Company’s account at Bank of America, N.A. (“BofA”). This Note is entitled to the benefits of a Security Agreement from the Company to the Lenders, the form of which was attached to the Loan Agreement as Exhibit C.

Section 3.                      Events of Default.

a)           “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.           any (x) default in the payment of (A) the principal amount of or interest on any Note or (B) other fees owing on any Note or liquidated damages and other amounts owing to a Lender on any Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of defaults under clause (B) above, is not cured within 3 Business Days or (y) any termination of, or modification to, the Company’s ACH payment instructions to BofA without the prior written consent of the Lender affected by such termination or modification;

ii.           the Company shall fail to observe or perform any other covenant or agreement contained in the Loan Agreement or the Security Agreement which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Business Days after notice of such failure sent by the Lender or by any other Lender to the Company and (B) 10 Business Days after the Company has become or should have become aware of such failure;

iii.           except for any obligation described in the Forbearance Agreement, a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv.           any representation or warranty made in the Loan Agreement, or any other report, financial statement or certificate

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made or delivered to the Lender or any other Lender shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.           the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X)  shall be subject to a Bankruptcy Event;

vi.           except for any obligation set forth in the Forbearance Agreement, the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.           the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction); or

viii.           any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 30 calendar days.

b)           Remedies Upon Event of Default. So long as an Event of Default has occurred and remains in effect the outstanding principal amount of this Note plus accrued but unpaid liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Lender’s election, immediately due and payable in cash.  Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  Upon the payment in full of all amounts due under this Note and the Loan

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Agreement, the Lender shall promptly surrender this Note to or as directed by the Company.  In connection with such acceleration described herein, the Lender need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and the Lender shall have all rights as a holder of the Note until such time, if any, as the Lender receives full payment pursuant to this Section 3(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 4.                      Miscellaneous.

a)           Notices.  Any and all notices or other communications or deliveries to be provided by the Lender hereunder, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purposes by notice to the Lender delivered in accordance with this Section 4(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Lender at the facsimile number or address of the Lender appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Lender.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)           Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and

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liquidated damages on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.

c)           Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by the Notes (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Notes), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall

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be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)           Waiver and Amendments.  Any waiver by the Company or the Lender of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Lender to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.  Any waiver by the Company or the Lender must be in writing.  This Note may only be modified, supplements or amended in a written instrument signed by the Company and the Lenders holding at least 67% in interest of the Notes then outstanding.

f)           Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such as though no such law has been enacted.

g)           Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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h)        Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

OXIS INTERNATIONAL, INC.
By:__________________________________________ Name: Title: Facsimile No. for delivery of Notices: _______________

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EXHIBIT B

FORM OF NOTICE OF BORROWING

_______________________, 201_

To each Lender at the address set forth on the signature page to the Loan Agreement referred to below between such Lender and OXIS INTERNATIONAL, INC.

Ladies and Gentlemen:

Reference is made to that certain Loan dated as of December 3, 2012 (the "Loan Agreement") by and between OXIS INTERNATIONAL, INC. (the "Company") and each of you.  Terms defined in the Loan Agreement have their respective defined meanings when used herein.

Pursuant to Section 2.03 of the Loan Agreement, the Company hereby requests that each Lender make a Loan equal to $__________ (the "Loan) to the Company.

The Company requests that the Loan requested hereunder be made available to the Company on _____________, 2012 by payment in immediately available funds to the Company’s account as previously furnished to you under separate cover.

The Company hereby certifies that: (i) the representations and warranties of the Company set forth in the Loan Agreement are, on the date hereof, and will, on the date of the making of the Loan, be true and correct as if made on and as of such date, (ii) no Default or Event of Default has occurred and is or, on the date of the making of the Loan, will be continuing and (iii) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of the Company since the date of the Loan Agreement.

OXIS INTERNATIONAL, INC.

By:
Title:

EXHIBIT C

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of December 3, 2012 (the “2012” Security Agreement”), executed and delivered by OXIS International, Inc., a Delaware corporation (the "Company"), with its principal place of business and chief executive office located at 468 N. Camden Drive, 2nd Floor, Beverly Hills, CA 90210, in favor of the lenders party to that certain Loan Agreement, dated December 3, 2012 (the “Loan Agreement”), between the Company and each lender whose name appears on the signature page at the end hereof (separately a "Lender" and, collectively the "Lenders").

WHEREAS, to secure certain obligations owing by the Company to the Lenders, the Company wishes to grant the Lenders a security interest in all of the Company's assets and intellectual property pursuant to the terms hereof;

WHEREAS, the Company and its subsidiaries party thereto from time to time have previously entered into a Security Agreement, dated as of October 25, 2006, to and in favor of the Secured Parties identified therein (the “2006 Security Agreement”);

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the Company hereby agrees with the Lenders as follows:

Section 1. Grant of Security.  To secure the prompt and complete payment, observance and performance when due of all obligations, liabilities and indebtedness of the Company owing to the Lenders under the Loan Agreements and evidenced by the Notes issued to the Lenders under the Loan Agreements, the Company hereby grants to the Lenders a security interest in and a lien on, all of the Company's right, title and interest in and to all of the Collateral (as such term is defined in the 2006 Security Agreement).

 Section 2. 2012 Security Agreement.  The Company hereby agrees that upon delivery of the 2012 Security Agreement to Bristol Investment Fund, Ltd., one of the Lenders and hereinafter referred to as (“Bristol”),

(a) the Company shall (i) have all the rights and obligations of the Debtors (as such term is defined in the 2006 Security Agreement) under the 2006 Security Agreement and (ii) be deemed to have made the representations and warranties set forth in the Loan Agreement as of the date of execution and delivery of the 2012 Security Agreement; and
(b) Bristol shall have all the rights and obligations of, and be entitled to exercise all of the remedies available to, the Agent under the 2006 Security Agreement.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY SPECIFICALLY GRANTS TO THE LENDERS A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE 2006 SECURITY

AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Section 3.  Application of Proceeds.  Any proceeds received by Bristol from the Collateral under the 2012 Security Agreement shall be applied in the following order:

First, to the payment of all obligations due under the 2006 Security Agreement in accordance with its terms;
Second, to the payment of all amounts due the Lenders under the Loan Agreement and any Note issued to such Lender under the Loan Agreement; and
Finally, to the Company or as the Company may direct.

Section 4.  Notices.  Any and all notices or other communications or deliveries to be provided by any Lender hereunder, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purposes by notice to any Lender delivered in accordance with this Section 4.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Lender at the facsimile number or address of the Lender appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Lender.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

Section 5. Absolute Obligation. Except as expressly provided herein, no provision of the 2012 Security Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and liquidated damages on any Loan made under the Loan Agreement at the time, place, and rate, and in the coin or currency, therein prescribed.

Section 6. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the 2012 Security Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  The Company agrees that all legal proceedings concerning the interpretation, enforcement and defense of the

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transactions contemplated by the 2012 Security Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  The Company hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Loans evidenced by the Notes), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the 2012 Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the 2012 Security Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the 2012 Security Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 7. Waiver and Amendments.  Any waiver by the Company or the Lender of a breach of any provision of the 2012 Security Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of the 2012 Security Agreement.  The failure of the Company or the Lender to insist upon strict adherence to any term of the 2012 Security Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of the 2012 Security Agreement on any other occasion.  Any waiver by the Company or the Lender must be in writing.  This Agreement may only be modified, supplements or amended in a written instrument signed by the Company and the Lenders.

Section 8. Severability.  If any provision of the 2012 Security Agreement is invalid, illegal or unenforceable, the balance of the 2012 Security Agreement shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would

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prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Loans made under the Loan Agreements, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Loan Agreement or the 2012 Security Agreement, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 9. Definitions.  Whenever any capitalized term is used herein without definition and without reference to the 2006 Security Agreement, such capitalize term shall have the meaning ascribed to such capitalized term under the Loan Agreement.

Section 10. Headings.  The headings contained herein are for convenience only, do not constitute a part of the 2012 Security Agreement and shall not be deemed to limit or affect any of the provisions hereof.

 [Signatures on Following Page]

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IN WITNESS WHEREOF, the Company has caused this Security Agreement to be executed by its authorized officer as of the day and year first above written.

OXIS INTERNATIONAL, INC.

By:
Name:
Title:

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